UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014 (December 19, 2014)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐                            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 19, 2014, ArcBest Corporation issued a press release announcing that, effective January 1, 2015, Michael E. Newcity was appointed ArcBest Chief Innovation Officer and President of subsidiary ArcBest Technologies.  David R. Cobb has been named Vice President — Chief Financial Officer.

Newcity has served as CFO since 2010.  In 2013, he became Senior Vice President and Chief Information Officer as his responsibilities were expanded to oversee corporate information technology and economic analysis, which are now part of the ArcBest Technologies function.

Cobb, CFO effective January 1, 2015, has served as Vice President — Controller at ArcBest since 2006, adding the duties of Chief Accounting Officer in 2010.  Before joining ArcBest in 2006, he was Vice President — Controller for Smith International Inc., a publicly held, international oilfield service company which is now part of Schlumberger Limited.  He also served seven years with the public accounting firm of PricewaterhouseCoopers in Houston, Texas.

A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 — Financial Statements and Exhibits.

99.1                        Press release of ArcBest Corporation dated December 19, 2014, regarding the January 1, 2015 appointments of Michael E. Newcity as ArcBest Chief Innovation Officer and President of ArcBest Technologies and David R. Cobb as Vice President — Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	December 19, 2014	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary